Exhibit 10.21 – Amendment Agreement

AMENDMENT AGREEMENT

This Agreement dated as of July 6, 2010 among ASIA CORK INC. (formerly, HANKERSEN INTERNATIONAL CORP.,) a Delaware corporation (together with its successors and assigns, the “Company”), and the investor identified on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company and the Investors executed a certain securities purchase agreement dated May 29, 2008 (as amended, the “SPA”);

WHEREAS, pursuant to the SPA the aggregate Investment Amount (as defined in the SPA) is $700,000 and the Company issued a Promissory Note (“Note”) and Warrant to each Investor;

WHEREAS,  the Company has filed a registration statement on form S-1 (the “Registration Statement”) with the Securities and Exchange Commission with respect to a primary offering by the Company of securities (the “Offering”).

WHEREAS, the parties to the SPA desire to amend the Notes and otherwise reach agreement regarding the parties rights under the SPA, the Note and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1.	Note. The Note is hereby amended as follows:

a.	The Maturity Date shall be October 31, 2010

b.	The interest rate under the Notes shall be 18% per annum from the date of issuance through the Maturity Date.

2.     Warrants.  The Investors shall retain the Warrants.  The Company shall register the shares of Common Stock issuable upon exercise of the Warrants under the Registration Statement in accordance with Section 4.2 of the SPA.  The exercise price of the Warrants shall be the offering price of the Securities in the Offering, as provided in the Warrants.  The terms of the Warrants shall remain unchanged, subject to the provisions of Section 4 of this Agreement.

3.     Closing of the Financing The closing of the Offering under the Registration Statement (the “Closing”) shall be deemed a Financing as defined in the Note and, upon the closing of the sale of the Securities by the Company pursuant to the Registration Statement, the parties agree that the Investors shall deliver the Note to the Company and the Company shall:

a.	Pay the Investors or its designee cash by wire transfer in an amount equal to 50% of the outstanding principal amount of the Notes and

b.
the Noteholder shall receive, upon conversion of the balance due under the Note, such whole number of fully paid and non-assessable shares of the Securities that is equal to the quotient of the sum of (i) 50% of the outstanding principal amount of the Notes and (ii) all accrued an unpaid interest thereon, divided by fifty percent (50%) of the Financing Based Conversion Price.

In the event that the Closing shall not occur by September 30, 2010, the interest rate under the Note shall be 24% per annum, accruing from the first anniversary of the issuance of the Note.

Prior to the Closing, the Company will not pay off the outstanding balance under a Note without the prior written consent of the holder of such Note.

Upon the payment of the amounts and issuance of the Securities in accordance with this Section 3, the parties agree that the shares of Common Stock being held in escrow pursuant to the Escrow Agreement shall be released to the registered owners of such shares of Common Stock.

4.     Lock-Up In order to induce the Company and Global Arena Capital Corp. (the “Underwriter”) to proceed with the Offering, the Investor agrees, for the benefit of the Company, that should such Offering be effectuated, the Investor will not, without the prior written consent of the Underwriter, sell, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned by the Investor, or subsequently acquired through the conversion of the Note and the exercise of the Warrants or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock, during the nine (9) month period commencing on the closing date of said Offering.  Furthermore, the Investor will permit all certificates evidencing its shares of Common Stock to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stop transfer orders with the transfer agent for the Company.

5.     Default Any defaults by the Company pursuant to the SPA or the Notes prior to the date hereof shall be deemed waived provided that, and so long as, the Company complies with the terms of this Agreement.

6.     Miscellaneous

a.
Entire Agreement.This Agreement, together with the Notes and Warrants, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

b.
Document References.     The provisions of the SPA, the Notes and the Warrants as may be hereby amended, that do not conflict with this Agreement shall remain the same and in full force and effect. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them under the Note.

c.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered in accordance with the SPA

d.
Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least a majority in interest of the outstanding aggregate principal amount of the Notes.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

e.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

f.
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

g.
Governing Law.  This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state.  Each of the Company and the Investors hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts.  Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Investors hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, or in any court referred to above.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

h.
Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

i.
Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

j.
Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  The decision of each Investor to purchase Securities pursuant hereto has been made by such Investor independently of any other Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.

Asia Cork Inc.

By:	/s/ Pengcheng Chen_________________________
Name: Pengcheng Chen
Title: President

[Remainder of Page Intentionally Left Blank; Signature Page for Investors Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

IDAHOCORK, LLC

By:	/s/ Gary Hawkins
Name: Gary Hawkins
Title: Manager

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ANCORA GREATER CHINA FUND, LP

By:	John Micklitsch

Name: Jon Micklitsch

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PIPE EQUITY PARTNERS, LLC

By:	/s Greg Freihofner
Name: Greg Freihofner
Title: Managing Partner

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SILVER ROCK II LTD.

By:	Rima Salam
Name: Rima Salam